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                                                                    Exhibit 10.5

                               TABLE OF CONTENTS
                               -----------------

                     Soundview Farms - Gartner Group, Inc.

ARTICLE        TITLE                                                  PAGE
-------        -----                                                  ----
      I        Landlord's Representations                              2
     II        Construction                                            3
    III        Rent                                                    3
     IV        Taxes and Utilities                                     4
      V        Use of the Premises                                     6
     VI        Repairs                                                 6
    VII        Changes, Alternations and Improvements                  6
   VIII        Compliance with Laws, Etc.                              7
     IX        Net Lease; Non-Terminability                            7
      X        Assignment                                              7
     XI        Insurance                                               7
    XII        Damage or Destruction                                   7
   XIII        Mechanics Liens                                         7
    XIV        Condemnation                                            8
     XV        Tenant's Trade Fixtures                                 8
    XVI        Signs                                                   8
   XVII        Indemnity                                               8
  XVIII        Advances by the Landlord; Entry by Landlord             8
    XIX        Tenant's Default                                        8
     XX        Additional Rights of Parties                            8
    XXI        Notices, Demands and Other Instruments                  9
   XXII        Jury Waiver                                             9
  XXIII        Surrender                                               9
   XXIV        No Broker                                               9
    XXV        Separability                                            9
   XXVI        Binding Effect                                          9
  XXVII        Mortgage and Subordination                             10
 XXVIII        Permitted Contest                                      10
   XXIX        Landlord Default                                       10
    XXX        Quiet Enjoyment                                        11
   XXXI        Notice of Lease                                        11
  XXXII        Counterpart Execution                                  11
 XXXIII        Headings                                               11
  XXXIV        Further Assurances                                     11
   XXXV        Approvals                                              11
  XXXVI        Estoppel Certificate                                   11
 XXXVII        Force Majeure                                          12
XXXVIII        Arbitration                                            12
  XXXIX        Option to Renew                                        12
   XXXX        Environmental Representations                          17

     LEASE (the "Lease") made this 16 day of May 1997 by and between SOUNDVIEW FARMS, a Connecticut partnership having a place of business in the city of Stamford, county of Fairfield in said State, hereinafter called "Landlord" and GARTNER GROUP, INC., a corporation organized and existing under the laws of the State of Delaware and having a place of business in said Stamford, hereinafter called "Tenant".

     WHEREAS, Landlord and Tenant on December 29, 1994 entered into a lease agreement (the "1994 Lease") of three tracts of land with the buildings thereon situated in the said Stamford, and

     WHEREAS, Landlord and Tenant now wish to lease certain premises and the building thereon, hereinafter described, and to incorporate certain applicable terms and conditions of said 1994 Lease by reference.

                              W I T N E S S E T H

     NOW THEREFORE, in consideration of the rents, terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises described in Schedule A hereto and made a part hereof, and all rights, covenants, privileges and appurtenances thereto belonging or in any wise appertaining thereto (the "Land") and the building (the "Building") located on the Land, the Land and Building herein collectively called the "Premises".

     TO HAVE AND TO HOLD, the Premises unto Tenant for a term commencing on October 1, 1997 and expiring on the last day of September, 2010, or at such earlier date by prior cancellation or termination pursuant to the provisions of this Lease, or at such later termination date by extension of the term hereof.
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     IT IS HEREBY mutually covenanted and agreed between Landlord and Tenant as follows:

                     ARTICLE I. LANDLORD'S REPRESENTATIONS.

     A. Landlord represents to Tenant:

          i) that Landlord is the sole owner in fee simple of the Premises,

          ii) that Landlord has the full right and authority to lease the Premises and to otherwise enter into this Lease on the terms and conditions set forth herein,

          iii) that no other approval or consent of any other party is required except for the consent of The Equitable Life Assurance Society of the United States ("Equitable"), and

          iv) that Landlord is not in default of its obligations to Equitable and Landlord is current in all its payments to Equitable.

     B. The use of the Premises, including inter alia, the use for any Specified Use (hereinafter defined) shall be permitted as a matter of right under current Stamford zoning ordinances and will not breach any applicable covenant, condition, restriction or easement affecting the Premises.

     C. Landlord has not received any notice of any condemnation proceeding with respect to any portion of the Premises and to the best of Landlord's knowledge no proceeding is contemplated by any governmental authority.

     D. The Premises are free of all other tenancies except a lease dated February 7, 1989, which lease by agreement shall terminate March 31, 1997, and Tenant shall have sole


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and exclusive possession of the Premises from the commencement of the term regardless of whether Tenant in fact takes occupancy of the entire Premises.

     E. At the time of the commencement of the Lease term, all facilities and mechanical systems serving the Premises shall be in good working order and operative and the Building thereon structurally sound.

                           ARTICLE II. CONSTRUCTION.

     The fit-up of the Building shall be done by Landlord's contractor, Bull Finn Corp., pursuant to plans and specifications (the "Plans") prepared by Tenant, at the expense of Tenant in accordance with a contract dated March 17, 1997, a copy of which contract is attached hereto as Schedule B.

     Landlord shall direct the contractor, Bull Finn Corp., to commence such fit-up on the Premises in accordance with said Plans within two (2) working days of the issuance of the necessary building permit. The work shall be processed and paid for pursuant to the terms of said contract by and between Tenant and said contractor.

     If, during the first year of the term, there are any necessary repairs or corrections to the Premises caused by deficiency of workmanship or materials used by Landlord's contractor or its suppliers in the fit-up of the Building, Landlord shall repair or correct same at its sole cost and expense.

                               ARTICLE III. RENT.

     A. A Lease Year shall mean the twelve (12) month period running from October 1 through the last day of September in the next year.

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     B.  During the term hereof Tenant covenants to pay to Landlord for the
Premises an annual Basic Rent in each Lease Year of $247,000 payable in equal monthly installments of $20,625 on the first day of each and every month, in advance, commencing October 1, 1997 to and including September 1, 2010.

     All of said Basic Rent payments shall be paid at the office of the Landlord, 43 Gate House Road, Stamford, Connecticut or at such other place Landlord may designate by notice.

     C. Tenant covenants and agrees that all other amounts which Tenant assumes and agrees to pay or discharge pursuant to this Lease, together with any fine, penalty, interest or cost which may pursuant to the provisions of this Lease be added for late payment, if late payment is the fault of Tenant thereof, shall constitute additional rent hereunder and in case of failure of Tenant to pay or discharge any of the foregoing, Landlord shall have all of the rights, powers and remedies provided herein, or by law, in the case of nonpayment of Basic Rent.


                        ARTICLE IV. TAXES AND UTILITIES.

     A. During the term hereof, Tenant shall pay as additional rent all real estate taxes, assessments and charges levied by any governmental authority upon the Premises, together with all interest and penalties (imposed due to Tenant's fault) thereon, or upon or against any Basic Rent or additional rent reserved or payable hereunder, or upon or against this Lease or the leasehold estate hereby created, or the gross receipts from the Premises, or the earnings arising from the use thereof, other than (i) franchise, capital stock or similar


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taxes, if any, of Landlord, or (ii) income, estate, excess profits or other similar taxes upon Landlord's receipts, and/or the receipts of any of the persons who are partners in Landlord, if any (unless the taxes referred to in clauses (i) and (ii) are in lieu of or a substitute for any other tax, assessment or charge upon, or with respect to the Premises which, if such other tax, assessment or charge were in effect, would be payable by Tenant, in which event such taxes shall be computed as though the Premises were the only property of Landlord and/or of each such partner and the Basic Rent payable hereunder the only income of Landlord and/or of each such partner). Nothing above is intended to require that Landlord and/or any of the persons who are partners of Landlord submit any more documentation than is necessary to support the receipts from the Premises. Tenant shall pay to Landlord said taxes, assessments and charges not later than fifteen (15) days after Landlord notifies Tenant of the amount of such tax, assessment and charge, provided the same is then due and payable, and if not, then within fifteen (15) days after the same become due and payable. The notification by Landlord to Tenant shall include copies of the computation by Landlord and copies of bills received by Landlord so as to afford Tenant the opportunity to verify any such tax, assessment or charge. The amount of such tax, assessment or charge which Tenant shall pay shall be based upon the Building on the Premises and the percentage which the area of the Land bears to the entire area of property assessed and taxed as one unit in Landlord's name.

     B. In the event any governmental authority shall hereafter levy taxes on the Premises which shall be for the purpose of providing services now provided by the municipality and for which municipal real estate taxes are now levied (e.g. education);

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Tenant shall also pay as additional rent that portion of such taxes which is attributable to such services to the extent the same are in lieu of, or a substitute for, the aforesaid municipal real estate taxes.

     C. From and after the commencement of the term Tenant shall pay directly to any municipal authority or to any public service company which shall furnish the same, all the charges for sewage, water, gas, electricity or power consumed at or supplied to the Premises and, subject to Landlord's maintenance obligations, warranties and representations, will comply with all public service and/or municipal authority requirements for the maintenance and continuation of said services.

     D. The customary adjustments and apportionments of real estate taxes and assessments (customarily made with respect to a closing of title in Stamford, Connecticut) shall be made between Landlord and Tenant as of October 1, 1997 and as of the date of the termination of this Lease.

                         ARTICLE V. USE OF THE PREMISES.

     The terms of ARTICLE VII of the 1994 Lease are incorporated herein by reference.

                              ARTICLE VI. REPAIRS.

     The terms of ARTICLE VIII of the 1994 Lease are incorporated herein by reference.

              ARTICLE VII. CHANGES, ALTERATIONS AND IMPROVEMENTS.

     The terms of ARTICLE IX of the 1994 Lease are incorporated herein by

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reference.

                    ARTICLE VIII. COMPLIANCE WITH LAWS, ETC.

     The terms of ARTICLE X of the 1994 Lease are incorporated herein by reference, except where the estimated cost in the 1994 Lease is $1,000,000, in this Lease it is $200,000.

                   ARTICLE IX. NET LEASE; NON-TERMINABILITY.
     The terms of ARTICLE XI of the 1994 Lease are incorporated herein by reference.

                             ARTICLE X. ASSIGNMENT.
     The terms of ARTICLE XII of the 1994 Lease are incorporated herein by reference.

                             ARTICLE XI. INSURANCE.
     The terms of ARTICLE XIII of the 1994 Lease are incorporated herein by reference.

                      ARTICLE XII. DAMAGE OR DESTRUCTION.

     The terms of ARTICLE XIV.A.B. of the 1994 Lease are incorporated herein by reference.

                         ARTICLE XIII. MECHANICS LIENS.
     The terms of ARTICLE XV of the 1994 Lease are incorporated herein by reference.

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                           ARTICLE XIV. CONDEMNATION.

     The terms of ARTICLE XVI.A. B. D. E. F. of the 1994 Lease are incorporated herein as paragraphs A. B. C. D. E. of this Article.

                      ARTICLE XV. TENANT'S TRADE FIXTURES.

     The terms of ARTICLE XVII of the 1994 Lease are incorporated herein by reference.

                              ARTICLE XVI. SIGNS.

     The terms of ARTICLE XVIII of the 1994 Lease are incorporated herein by reference.

                            ARTICLE XVII. INDEMNITY.

     The first two paragraphs of ARTICLE XIX of the 1994 Lease are incorporated herein by reference.

          ARTICLE XVIII. ADVANCES BY THE LANDLORD; ENTRY BY LANDLORD.

     The terms of ARTICLE XX of the 1994 Lease are incorporated herein by reference.

                         ARTICLE XIX. TENANT'S DEFAULT.

     The terms of ARTICLE XXI of the 1994 Lease are incorporated herein by reference.

                   ARTICLE XX. ADDITIONAL RIGHTS OF PARTIES.

     The terms of ARTICLE XXII of the 1994 Lease are incorporated herein by reference.


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              ARTICLE XXI. NOTICES, DEMANDS AND OTHER INSTRUMENTS.

     The terms of ARTICLE XXIII of the 1994 Lease are incorporated herein by reference except that notice to the Tenant should be given to the attention of the Director of Real Estate.

                           ARTICLE XXII. JURY WAIVER.

     The terms of ARTICLE XXIV of the 1994 Lease are incorporated herein by reference.

                           ARTICLE XXIII. SURRENDER.

     The terms of ARTICLE XXV of the 1994 Lease are incorporated herein by reference.

                            ARTICLE XXIV. NO BROKER.

     Tenant represents that no broker showed the Premises to it or interested it therein and agreed to hold Landlord harmless from the claims of any broker, provided such claims are based upon having shown the Premises to Tenant or interested it therein or was the procuring cause in this Lease.

                           ARTICLE XXV. SEPARABILITY.

     The terms of ARTICLE XXVII of the 1994 Lease are incorporated herein by reference.

                         ARTICLE XXVI. BINDING EFFECT.

     The terms of ARTICLE XXVIII of the 1994 Lease are incorporated herein by reference.

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                   ARTICLE XXVII. MORTGAGE AND SUBORDINATION.

     A. This Lease shall, at such mortgagee's option, be subject and subordinate to the lien of any mortgage or mortgages which may now or hereafter affect or become a lien upon the Premises, provided that the mortgagee shall be an insurance company, a real estate investment trust, a bank, a savings and loan association or a pension fund or trust or a combination of the foregoing, and provided further the conditions in paragraph C are met.

     B. Tenant shall execute any instruments which may be required to effectuate such subordination, consistent with the provisions of this Article, including, but not limited to, an acknowledgement that the commencement date has begun and the execution of an Estoppel Certificate, if required by the mortgagee, but in no event shall the execution of said Estoppel Certificate release Landlord from all of its obligations under this Lease.

     C. The subordination of this Lease to the lien of mortgage or mortgages as aforesaid is subject to the express condition (and Landlord agrees in all events with respect to any mortgage affecting the Premises) that Landlord shall provide to Tenant a Subordination, Non-Disturbance and Attornment Agreement (the "Agreement") substantially in form as attached hereto as Schedule C.

                       ARTICLE XXVIII. PERMITTED CONTEST.

     The terms of ARTICLE XXX of the 1994 Lease are incorporated herein by reference.

                        ARTICLE XXIX. LANDLORD DEFAULT.

     The terms of ARTICLE XXXI of the 1994 Lease are incorporated herein by

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reference.


                         ARTICLE XXX. QUIET ENJOYMENT.

          The terms of ARTICLE XXXII of the 1994 Lease are incorporated herein by reference.


                         ARTICLE XXXI. NOTICE OF LEASE.

          The terms of ARTICLE XXXIII of the 1994 Lease are incorporated herein by reference.


                     ARTICLE XXXII. COUNTERPART EXECUTION.

          The terms of ARTICLE XXXIV of the 1994 Lease are incorporated herein by reference.


                           ARTICLE XXXIII. HEADINGS.

          The terms of ARTICLE XXXV of the 1994 Lease are incorporated herein by reference.


                       ARTICLE XXXIV. FURTHER ASSURANCES.

          The terms of ARTICLE XXXVI of the 1994 Lease are incorporated herein by reference.


                            ARTICLE XXXV. APPROVALS.

          The terms of ARTICLE XXXVII of the 1994 Lease are incorporated herein by reference.


                      ARTICLE XXXVI. ESTOPPEL CERTIFICATE.

          The terms of ARTICLE XXXVIII of the 1994 Lease are incorporated herein by


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reference.

                         ARTICLE XXXVII. FORCE MAJEURE.

     The terms of ARTICLE XXXIX of the 1994 Lease are incorporated herein by reference.

                         ARTICLE XXXVIII. ARBITRATION.

     The terms of ARTICLE XXXX of the 1994 Lease are incorporated herein by reference.

                        ARTICLE XXXIX. OPTION TO RENEW.

     A. Provided Tenant is not in default in the payment of rent, additional rent or other material term of this Lease beyond any applicable cure period, Tenant shall have the option of renewing the Lease (the "First Option to Renew") for an additional term of five (5) years (the "First Renewal Term") from October 1, 2010 to September 30, 2015, by sending to Landlord written notice on or before six months prior to said October 1, 2010 that it is extending the term. Upon receipt of such written notice the parties shall attempt to agree upon a fair Annual Basic Rent which shall be based upon the fair market rental of the Premises. In the event the parties cannot agree on such fair market rental for the Premises by at least one hundred forty-five
(145) days before October 1, 2010, then Landlord and Tenant shall each appoint a member of the American Institute of Appraisers who shall have at least five years experience in appraising commercial property in Fairfield County, Connecticut. Such appointments shall be made in writing by each party to the other and to the appraisers so appointed. Said appointments shall be made at least one hundred twenty-

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five (125) days before October 1, 2010. In the event said appraisers do not agree upon a fair market rental prior to sixty (60) days before October 1, 2010, they shall promptly appoint a third appraiser with similar qualifications, and said three appraisers shall determine the fair market rental of the Premises prior to thirty (30) days before October 1, 2010. If said three appraisers are unable jointly to agree prior to October 1, 2010 on the fair market rental of the Premises, then in that event an average of the three values for fair market rental shall be utilized, provided that the variation between the high value and the low value does not exceed five (5) percent, to determine the fair Annual Basic Rent. In the event of the failure of the appraisers to agree upon a third appraiser as aforesaid, or in the event the variation between the high rental and the low rental exceeds five (5) percent, or in the event that either Landlord or Tenant shall fail to appoint an appraiser as aforesaid within the time above set forth therefor, then either Landlord or Tenant shall make an application to the American Arbitration Association for the appointment of an appraiser, and such appraiser, together with advice from the other appraisers, shall determine the fair Annual Basic Rent as soon as possible after his appointment. Except for said Annual Basic Rent change, all of the other covenants and agreements contained herein shall remain in force and effect on the Premises during such First Renewal Term. Notwithstanding the foregoing, Tenant shall have the right to rescind its election to renew the term of this Lease, which rescission must be made prior to October 1, 2010. If Tenant shall so rescind its election to renew, the Lease shall terminate six (6) months after said October 1, 2010, during which six month period Tenant shall pay Annual Basic Rent at the new rate fixed by the process above described and shall

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reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with Tenant's exercise of the First Option to Renew.

     B. Provided Tenant is not in default in payment of rent, additional rent or other material matter, Tenant shall have the option of renewing the Lease (the "Second Option to Renew") for an additional term of five (5) years (the "Second Renewal Term") from October 1, 2015 to September 30, 2020 by sending to Landlord written notice on or before six months prior to said October 1, 2015 that it is extending the term. Upon receipt of such written notice the parties shall attempt to agree upon a fair Annual Basic Rent which shall be based upon the fair market rental of the Premises. In the event the parties cannot agree on such fair market rental for the Premises by at least one hundred forty-five
(145) days before October 1, 2015, then Landlord and Tenant shall each appoint a member of the American Institute of Appraisers who shall have at least five years experience in appraising commercial property in Fairfield County, Connecticut. Such appointments shall be made in writing by each party to the other and to the appraisers so appointed. Said appointments shall be made at least one hundred twenty-five (125) days before October 1, 2015. In the event said appraisers do not agree upon a fair market rental prior to sixty (60) days before October 1, 2015, they shall promptly appoint a third appraiser with similar qualifications, and said three appraisers shall determine the fair market rental of the Premises prior to thirty (30) days before October 1, 2015. If said three appraisers are unable jointly to agree prior to October 1, 2015 on the fair market rental of the Premises, then in that event an average of the three values for fair market rental shall be utilized, provided that the variation between the high

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value and the low value does not exceed five (5) percent, to determine the fair
Annual Basic Rent. In the event of the failure of the appraisers to agree upon a third appraiser as aforesaid, or in the event the variation between the high rental and the low rental exceeds five (5) percent, or in the event that either Landlord or Tenant shall fail to appoint an appraiser as aforesaid within the time above set forth therefor, then either Landlord or Tenant shall make an application to the American Arbitration Association for the appointment of an appraiser, and such appraiser, together with advice from the other appraisers, shall determine the fair Annual Basic Rent as soon as possible after his appointment. Except for said Annual Basic Rent change, all of the other covenants and agreements contained herein shall remain in force and effect during such Second Renewal Term. Notwithstanding the foregoing, Tenant shall have the right to rescind its election the renew the term of this Lease, which rescission must be made prior to October 1, 2015. If Tenant shall so rescind its election to renew, the lease shall terminate six (6) months after said October 1, 2015, during which six month period Tenant shall pay Annual Basic Rent at the new rate fixed by the process above described and shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with Tenant's exercise of the Second Option to Renew.

     C. Provided Tenant is not in default in payment of rent, additional rent or other material matter, Tenant shall have the option of renewing the Lease (the "Third Option to Renew") for an additional term of five (5) years (the "Third Renewal Term) from October 1, 2020 to September 30, 2025 by sending to Landlord written notice on or before six months prior to said October 1, 2020 that it is extending the term. Upon receipt of such

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written notice the parties shall attempt to agree upon a fair Annual Basic Rent which shall be based upon the fair market rental of the Premises. In the event the parties cannot agree on such fair market rental for the Premises by at least one hundred forth-five (145) days prior to October 1, 2020, then Landlord and Tenant shall each appoint a member of the American Institute of Appraisers who shall have at least five years experience in appraising commercial property in Fairfield County, Connecticut. Such appointments shall be made in writing by each party to the other and to the appraisers so appointed. Said appointments shall be made at least one hundred twenty-five (125) days before October 1, 2020. In the event said appraisers do not agree upon fair market rental prior to sixty (60) days before October 1, 2020, they shall promptly appoint a third appraiser with similar qualifications, and said three appraisers shall determine the fair market rental of the Premises prior to thirty (30) days before October 1, 2020. If said three appraisers are unable jointly to agree prior to October 1, 2020 on the fair market rental of the Premises, then in that event an average of the three values for fair market rental shall be utilized, provided that the variation between the high value and the low value does not exceed five (5) percent, to determine the fair Annual Basic Rent. In the event of the failure of the appraisers to agree upon a third appraiser as aforesaid, or in the event the variation between the high rental and the low rental exceeds five (5) percent, or in the event that either Landlord or Tenant shall fail to appoint an appraiser as aforesaid within the time above set forth therefor, then either Landlord or Tenant shall make an application to the American Arbitration Association for the appointment of an appraiser, and such appraiser, together with advice from the other appraisers, shall

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determine the fair Annual Basic Rent as soon as possible after his appointment.
Except for said Annual Basic Rent change, all of the other covenants and agreements contained herein shall remain in force and effect during such Third Renewal Term. Notwithstanding the foregoing, Tenant shall have the right to rescind its election to renew the term of this Lease, which rescission must be made prior to October 1, 2020. If Tenant shall so rescind its election to renew, the lease shall terminate six (6) months after said October 1, 2020, during which six month period Tenant shall pay Annual Basic Rent at the new rate fixed by the process above described and shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord in connection with Tenant's exercise of the Third Option to Renew.

                  ARTICLE XXXX. ENVIRONMENTAL REPRESENTATIONS.
                  --------------------------------------------

     The terms of ARTICLE XXXXIV of the 1994 Lease are incorporated herein by reference except that paragraph A(i) is revoked and the following substituted therefor: "(i) that when Gartner enters into this lease, the Premises are free from any hazardous, toxic or dangerous substance or material (collectively, "Hazardous Material") defined as such (or meeting criteria so as to be defined as such) in a federal, state, local or municipal law, ordinance, code, decree or requirement regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereinafter be in effect (collectively, Environmental Law")."

     IN WITNESS WHEREOF, the parties have hereunto set their names and seals


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the day and year first above written.

Signed, Sealed and Delivered
  in the presence of:                        SOUNDVIEW FARMS

                                             By /s/ Herbert M. Meyer
_____________________________                   _____________________________
                                                Herbert M. Meyer
                                                A Partner

_____________________________



_____________________________                GARTNER GROUP, INC.


                                             By /s/ Paul S. Illegible
_____________________________                   _____________________________
                                                Its


STATE OF CONNECTICUT   )
                       ) ss. Stamford                       May 16, 1997
COUNTY OF FAIRFIELD    )


     Personally appeared SOUNDVIEW FARMS, by Herbert M. Meyer, a Partner, hereunto duly authorized, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of said SOUNDVIEW FARMS, before me.

                                        /s/ Cathy J. Klein
                                        _____________________________________
                                        Cathy J. Klein
                                        Notary Public
                                        MY COMMISSION EXPIRES SEP. 30, 2001


STATE OF CONNECTICUT   )
                       ) ss. Stamford                       May 16, 1997
COUNTY OF FAIRFIELD    )

     Personally appeared GARTNER GROUP, INC., by Paul S. Parker its Vice Pres., hereunto duly authorized, signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of said GARTNER GROUP, INC., before me.

                                        /s/ Cathy J. Klein
                                        _____________________________________
                                        Cathy J. Klein
                                        Notary Public
                                        MY COMMISSION EXPIRES SEP. 30, 2001


                                       18
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                                   SCHEDULE A

                     Soundview Farms - Gartner Group, Inc.

     ALL THAT CERTAIN tract of land with the building thereon, bounded northerly 230 feet by other land of Landlord, being Parcel 5 Map 9911 S.L.R. southeasterly 222.74 feet and easterly 4.0 feet by Dolphin Cove Lagoon southerly 178.97 feet more or less by other land of Landlord; westerly 220.01 feet by other land of Landlord, being a 25 foot right of way known as Signal Road and northwesterly 133.03 feet by Gate House Road together with an easement of way to and from said Premises to and from the public highway over and upon Signal Road, Gate House Road, Top Gallant Road, and Cummings Point Road.

     SAID PREMISES are subject to the rights of others to use any travelled roads and ways crossing said Premises; governmental regulations, ordinances, statues and laws applicable to said Premises, including, without limit, the zoning and planning rules and regulations of the City of Stamford and the Zoning Board conditions imposed at the time of approval of site plans for improvements on the Premises; notes contained on a certain map entitled, "Subdivision Showing Parcel 7 Prepared for Soundview Farms, Stamford CT" now on file in the office of the Town Clerk of said Stamford and numbered 10145, reference thereto being had; grants to public utility companies of record; the rights of others (including Landlord) in and to any underground electric lines and equipment, storm drains, water and sewage lines within or crossing the Premises; the rights of others to use so much of said Premises as is located within the confines of Dolphin Cove Lagoon and a mortgage to The Equitable Life Assurance Society of the United States.

     SAID PREMISES are shown and delineated on a certain map entitled, "Map Showing a Portion of Parcel 7, Map 10145 S.L.R. Prepared for Soundview Farms Stamford, Ct." by Parsons, Bromfield - Redniss & Mead Feb. 7, 1989 attached hereto as Exhibit A.

                                   SCHEDULE 5

                    [AMERICAN INSTITUTE OF ARCHITECTS LOGO]

                       STANDARD FORM OF AGREEMENT BETWEEN
               OWNER AND CONTRACTOR WHERE THE BASIS OF PAYMENT IS
                    THE COST OF THE WORK PLUS A FEE WITH OR
                       WITHOUT A GUARANTEED MAXIMUM PRICE

                     AIA DOCUMENT A111 - ELECTRONIC FORMAT

--------------------------------------------------------------------------------

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY
IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. This document has been approved and endorsed by The Associated General Contractors of America.

Copyright 1920, 1925, 1951, 1958, 1961, 1967, 1974, 1978, 1987 by The American
Institute of Architects, 1735 New York Avenue N.W., Washington, D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

--------------------------------------------------------------------------------

AGREEMENT

made as of the day of in the year of Nineteen Hundred and     3/17/97

BETWEEN the Owner:  The Gartner Group
(Name and address)  56 Top Gallant Road
                    Stamford, Ct. 06902

and the Contractor: Bull Finn Corp.
(Name and address)  43 Gate House Road
                    Stamford, Ct. 06902

the Project is:     Interior Demo and Alteration
(Name and address)  10 Signal Road
                    Stamford, Ct. 06902

the Architect is:   Corporate Design LLC
(Name and address)  200 1st St.
                    Stamford, Ct. 06902

The Owner and Contractor agree as set forth below:
Contractor will obtain competitive quotes from subs whose work exceeds $5,000.00. Contractor shall furnish Owner with proof of the existence of Workmen's Compensation Insurance, employer's liability insurance, limited liability per accident $1,000,000, and general liability insurance with limited liability each occurrence $2,000,000.

                                   ARTICLE 1
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.


                                   ARTICLE 2
                           THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:


                                   ARTICLE 3
                          RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.


                                   ARTICLE 4
                DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed)

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit timely filing of mortgages, mechanic's liens and other security interests.

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than 60 working days after building permit, which time shall be extended by a period equal to the number of days during which Contractor is prevented from, or is unreasonably interfered with completion of such act, matter or thing as a result of strike, labor troubles, agreed upon additional work or delays resulting from arbitration governmental preemption in connection with national emergency, any rule, order or regulation of any governmental agencies, conditions of supply or demand which are affected by war or other national, state or municipal emergency or other cause occurring without the fault and beyond the reasonable control (but excluding price increases) of such Contractor.

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents), subject to adjustments of this Contract Time as provided in the Contract Documents.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time)

                                   ARTICLE 5
                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows: (State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.) 15% of the cost of work

5.2    GUARANTEED MAXIMUM PRICE (IF APPLICABLE)




                                   ARTICLE 6
                              CHANGES IN THE WORK

6.1    CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.2    CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 Increased costs for the items set forth in Article 7 which result from changes in the Work shall become part of the Cost of the Work, and the Contractor's Fee shall be adjusted as provided in Paragraph 5.1.

6.3    ALL CONTRACTS

                                   ARTICLE 7
                             COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1      LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement.

(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3     COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION


7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor, amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

7.1.4.3   Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

7.1.5    MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6    OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2      EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor;

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.


                                   ARTICLE 8
                           COSTS NOT TO BE REIMBURSED

8.1      The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3    Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2

8.1.6    Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph
13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7    Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.


                                   ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.


                                   ARTICLE 10
                       SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and the Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

                                   ARTICLE 11
                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                   ARTICLE 12
                               PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Owner not later than the third day of a month, the Owner shall make payment to the Contractor not later than the fifthteenth day of the month. Application for Payment.

12.4 With each Application for Payment the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments.

12.5.4         Additional retainage, if any, shall be as follows:
(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's fee provided in Clause 12.5.3.3. (2) the retainage from Subcontractors provided in Paragraph
12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)

12.6           CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.6.1 Applications for Payment shall show the Cost of the Work actually incurred by the Contractor through the end of the period covered by the Application for Payment and for which the Contractor has made or intends to make actual payment prior to the next Application for Payment.

12.6.2 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.6.2.1       Take the Cost of the Work as described in Subparagraph 12.6.1.

12.6.2.2 Add the Contractor's Fee, less retainage of ten percent (10%). The Contractor's Fee shall be computed upon the Cost of the Work described in the preceding Clause 12.6.2.1 at the rate stated in Paragraph 5.1, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the preceding Clause bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.6.2.3  Subtract the aggregate of previous payments made by the Owner.

12.6.2.4 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 or to substantiate prior Applications for Payment or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of percent (%).

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of percent (%).

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcontractor to percent (%) of the Subcontract Sum, less amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.
(If it is intended, prior to Substantial Completion of the entire Work of the Contractor, to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

The Subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to the Subcontractor for the Subcontractor's performance of the subcontract.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

                                   ARTICLE 13
                                 FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and
(3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any)

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

14.3   Other provisions:

                                   ARTICLE 15
                           TERMINATION OR SUSPENSION

15.1   The Contract may be terminated by the Contractor as provided in
Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1.

15.3.3 Subtract the aggregate of previous payments made by the Owner. The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and
6.3 of this Agreement.

                                   ARTICLE 16
                       ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

Document                             Title                         Pages

16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are as follows:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section                              Title                         Pages

16.1.5 The Drawings are as follows, and are dated, unless a different date is shown below:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                               Title                         Date

16.1.6 The Addenda, if any, are as follows:

Number                               Date                          Pages

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER                                        CONTRACTOR

/s/ Paul S. Par                              /s/ (Signature illegible)
---------------------------                  -----------------------------
(Signature)                                  (Signature)
(Printed name and title)                     (Printed name and title)